UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report: November 19, 2003

                                                                  McDERMOTT INTERNATIONAL, INC.
                                                          (Exact name of registrant as specified in its charter)

REPUBLIC OF PANAMA	1-8430	72-0593134

(State or other jurisdictio	(Commission)	(IRS Employer
of incorporation)	File No.)	Identification No.)

1450 Poydras Street, New Orleans, Louisian	70112-6050

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including Area Code: (504) 587-5400 1

Items 9 and 12. Regulation FD Disclosure and Results of Operations and Financial Condition

On November 19, 2003, McDermott International, Inc. (“McDermott”) plans to conduct a presentation to members of the financial community in New York, New York. A copy of the financial section of the presentation and the related appendixes is attached as Exhibit 99.1, and the information contained in Exhibit 99.1 is incorporated by reference herein.

The presentation includes several measures that do not comply with generally accepted accounting principals (GAAP). McDermott management believes that certain non-GAAP measurements used in the presentation provide the user of such information, including investors and McDermott’s management, useful information to evaluate the financial results of McDermott’s ongoing operations and allows for an easier comparison of those ongoing operations to the similar components of it historical operations. The term non-GAAP is used in this presentation to distinguish certain measurements from those prepared on a GAAP basis.

1.	On page 2, a graphical chart displays both GAAP and non-GAAP operating income provided by The Babcock and Wilcox Company (“B&W”) business for each of the first three quarters of 2003. The reconciliation of the Non-GAAP to the comparable GAAP measures is presented in Appendix I of the presentation. The difference between the two measures is due to a mark-to-market, non-cash expense/benefit associated with the proposed Chapter 11 settlement. Management uses the non-GAAP measure to evaluate the business performance of B&W absent the mark-to-market adjustments.

2.	On slide 3, both GAAP and non-GAAP revenues, operating income and operating margins are presented for the J. Ray McDermott, S.A. (“J. Ray”) subsidiary for the three months ended September 30, 2002 and 2003, with the reconciliation contained within the same page. The difference between the Non-GAAP and the comparable GAAP measures is the exclusion of the effects of certain contracts for EPIC spar facilities and a contract relating to a project in Argentina (together, the “legacy projects”). These contracts were fixed-priced and substantial in size, and were first-of-a-kind projects from which J. Ray has incurred substantial losses. In addition, the 2002 non-GAAP measure excludes the 2002 non-cash write-off of goodwill associated with J. Ray. Management uses the non-GAAP information as a means to evaluate J. Ray’s remaining contract portfolio absent these large, loss generating contracts.

3.	On slide 6, a graphical chart displays both GAAP and non-GAAP revenues and operating income provided by the J. Ray business for each of the first three quarters of 2003. The reconciliation of the Non-GAAP to the comparable GAAP measures is presented in Appendix II of the presentation. The difference between the two measures is the exclusion of the legacy projects revenue and operating income/(loss) in the non-GAAP measures.

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4.	On slide 9, a graphical chart displays both GAAP and non-GAAP revenues and operating income on a consolidated basis for each of the first three quarters of 2003. The reconciliation of the Non-GAAP to the comparable GAAP measures is presented in Appendix III of the presentation. The revenue bar consists of BWXT GAAP revenues, and total GAAP J. Ray revenues but consisting of two non-GAAP revenue measures. The non-GAAP operating income excludes losses on the legacy projects. Management uses the non-GAAP measures as a means to evaluate these businesses absent the legacy projects.

5.	On slide 10, a graphical chart displays both GAAP and non-GAAP earnings per share for each of the first three quarters of 2003. The reconciliation of those measures is presented in Appendix IV of the presentation. The non-GAAP earnings per share exclude the after-tax effects of the legacy projects and the revaluation relating to the B&W Chapter 11 settlement divided by the share count listed. Management uses the non-GAAP earnings per share measure as a means to evaluate the after-tax results of McDermott’s consolidated businesses absent the legacy projects and the non-cash, mark-to-market revaluation relating to the B&W Chapter 11 settlement.

6.	On slide 17, a graphical chart displays liquidity as of 11/12/03 assuming the completion of three financing transactions that are in negotiations but not yet completed. Appendix 5 shows the reconciliation between actual liquidity as of 11/12/03 and the liquidity on that date assuming the transactions contemplated were actually completed.

Statements in the presentation include forward looking statements. In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, McDermott International, Inc. cautions that statements which a forward looking and provide other than historical information, involves risks and uncertainties that may impact McDermott’s actual consolidated results of operations. The forward-looking statements in this presentation include, among other things, statements about McDermott’s and certain subsidiaries’ liquidity and ability to obtain new financing arrangements, the estimated cash flows and timing to complete certain projects and the estimated charges for the proposed settlement of B&W’s Chapter 11 proceedings based on current negotiations. Although McDermott believes that the expectations reflected in those forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made by using various underlying assumptions and are subject to numerous uncertainties and risks. If one or more of these risks materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those expected. For a more complete discussion of these risk factors, please see McDermott’s annual report for the year ended December 31, 2002 and its 2003 quarterly reports filed with the Securities and Exchange Commission.

The information furnished pursuant to this report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McDERMOTT INTERNATIONAL INC.

                                                                                                              By:  /s/ Thomas A. Henzler
                                                                                                                            Thomas A. Henzler
                                                                                                                            Vice President and Corporate Controller

November 19, 2003